Exhibit 99.1

QUALYS ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

Revenue Growth of 14% Year-Over-Year

Normalized Revenue Growth of 18% Year-Over-Year

GAAP EPS: $0.18; Non-GAAP EPS: $0.26

Raises 2017 Revenue Guidance to $226.8-$228.3 million

Raises 2017 GAAP EPS Guidance to $1.02-$1.06

Raises 2017 Non-GAAP EPS Guidance to $0.87-$0.91

REDWOOD CITY, Calif., – August 2, 2017 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the second quarter ended June 30, 2017. For the quarter, the Company reported revenues of $55.3 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $7.2 million, non-GAAP net income of $10.1 million, Adjusted EBITDA of $20.4 million, GAAP earnings per diluted share of $0.18 and non-GAAP earnings per diluted share of $0.26.

“We reported strong results across the board for our second quarter driven by continued customer adoption of the Qualys Cloud Platform and its integrated Cloud Apps, further underscoring our highly scalable architecture and business model and the unique advantages it brings to our customers,” said Philippe Courtot, chairman and CEO of Qualys. “Our Cloud Platform and integrated Cloud Apps are clear differentiators in the market as we help customers worldwide streamline their security and compliance solutions, reduce their spend drastically and at the same time, allow them to build security into their digital transformation initiatives for global visibility and better business outcomes. In addition, we were delighted to announce on Tuesday the acquisition of Nevis Networks, a network analysis and mitigation security company, based in Pune, India.”

Second Quarter 2017 Financial Highlights

Revenues: Revenues for the second quarter of 2017 increased by 14% to $55.3 million compared to $48.5 million for the same quarter in 2016. Normalized for the impact of FX (foreign exchange) and the MSSP (Managed Security Service Provider) contract, revenues increased by 18% over the same quarter in 2016.

Gross Profit: GAAP gross profit for the second quarter of 2017 increased by 13% to $43.1 million compared to $38.2 million for the same quarter in 2016. GAAP gross margin percentage was 78% for the second quarter of 2017 compared to 79% for the same quarter in 2016. Non-GAAP gross profit for the second quarter of 2017 increased by 13% to $43.7 million compared to $38.6 million for the same quarter in 2016. Non-GAAP gross margin percentage was 79% for the second quarter of 2017 compared to 80% for the same quarter in 2016.

Operating Income: GAAP operating income for the second quarter of 2017 was $9.0 million compared to $5.7 million for the same quarter in 2016. Non-GAAP operating income for the second quarter of 2017 was $15.5 million compared to $11.8 million for the same quarter in 2016.

Net Income: GAAP net income for the second quarter of 2017 was $7.2 million, or $0.18 per diluted share, compared to $3.5 million, or $0.09 per diluted share, for the same quarter in 2016. Non-GAAP net income for the second quarter of 2017 was $10.1 million, or $0.26 per diluted share, compared to non-GAAP net income of $7.5 million, or $0.20 per diluted share, for the same quarter in 2016.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2017 increased by 30% to $20.4 million compared to $15.7 million for the same quarter in 2016. As a percentage of revenues, Adjusted EBITDA was 37% for the second quarter of 2017 compared to 32% for the same quarter in 2016.

Second Quarter 2017 Business Highlights

Select New Customers:

•	Avago Technologies (Broadcom), Crowley Maritime Corporation, Helen of Troy, Kohlberg Kravis & Roberts & Co., LendingTree, Munich RE, Pinterest, Spectrum Brands, SYNLAB Group, Telegraph Media Group, Valeo, Xilinx.

Business Highlights:

•	Announced the acquisition of Pune, India-based Nevis Networks, expanding Qualys’ domain expertise in passive scanning and deep packet inspection as well as accelerating its entrance into the mitigation and response market segment, natively from the Qualys Cloud Platform.

•	Released purpose-built content, workflows and reporting in Qualys Cloud Platform to provide customers with continuous IT asset visibility, data collection and risk evaluation for compliance with the European Union (EU) General Data Protection Regulation (GDPR). This also helps customers with ongoing protection of personal data across global IT environments and third parties.

•	Launched a 30-day free unlimited service to businesses worldwide to identify and track remediation of assets exploitable by the WannaCry ransomware virus that has impacted hundreds of thousands of computers around the world.

At Black Hat Qualys:

•	Unveiled new Qualys positioning and a Logo refresh highlighting the new unified and simplified approach to prevention and response the Qualys Cloud Platform and its Cloud Apps bring to the market, helping customers consolidate their IT security and compliance stacks and build security into their digital transformation initiatives.

•	Corporate Brochure: https://www.qualys.com/docs/corporate-brochure.pdf

•	CIO/CISO Brochure: https://www.qualys.com/docs/ciso-brochure.pdf

•	Unveiled CloudView App Framework, which gives customers the full insight across all their cloud environments - inventory, configuration and continuous view of their security and compliance postures - and showcased its first two components, Cloud Inventory (CI) and Cloud Security Assessment (CSA). CloudView allows customers to expand their vulnerability management program to the cloud with configuration scanning capabilities and simplified workflows to assess, report, monitor and remediate security-related configuration issues based on the Center for Internet Security (CIS) benchmark. Currently in beta.

•	Unveiled CertView App Framework, which provides discovery and management of digital certificates, and showcased its first two components, Certificate Inventory (CRI) and Certificate Assessment (CRA), scheduled for beta in September and for general availability before the end of Q4.

At the Gartner Security & Risk Management Summit:

•	Showcased four disruptive new Cloud Apps in the Qualys Cloud Platform:

•	Container Security: A new cloud-based Qualys solution that enables customers to address security for containers in their DevOps pipeline and deployments across cloud and on-premises environments. Currently in beta.

•	File Integrity Monitoring: This highly scalable and centralized solution reduces the cost and complexity of detecting policy and compliance-related changes mandated by increasingly prescriptive regulations such as the Payment Card Industry Data Security Standard (PCI DSS). Currently in beta and scheduled for general availability before the end of Q3.

•	Indication of Compromise: This service detects activity and behavioral changes on the endpoint and delivers customers a continuous view of suspicious activity that may indicate the presence of known malware, unknown variants, or threat actor activity on devices both on and off the network. Currently in beta and scheduled for general availability before the end of Q3.

•	Security Configuration Assessment: A new add-on to Qualys Vulnerability Management that allows customers to expand their vulnerability management program with configuration scanning capabilities and simplified workflows to assess, report, monitor and remediate security-related configuration issues based on the CIS benchmark.

•	Announced that the FedRAMP-certified Qualys Cloud Platform now supports the requirements laid out in the 2017 White House Executive Order (EO) on Strengthening the Cybersecurity of Federal Networks and Critical Infrastructure. The Qualys Cloud Platform’s integrated out-of-the-box support for the Defense Information Systems Agency Security Technical Implementation Guides (DISA-STIG) and the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) reduces the time and cost for agencies to meet EO requirements.

Financial Performance Outlook

Third Quarter 2017 Guidance: Management expects revenues for the third quarter of 2017 to be in the range of $58.2 million to $58.9 million, representing 14% to 16% growth over the same quarter in 2016 or estimated 17% to 18% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is expected to be in the range of $0.13 to $0.15, which assumes an effective income tax rate of 19%. Non-GAAP net income per diluted share is expected to be in the range of $0.21 to $0.23, which assumes an effective non-GAAP income tax rate of 36%. Third quarter 2017 EPS estimates are based on approximately 40.0 million weighted average diluted shares outstanding for the quarter.

Full Year 2017 Guidance: Management now expects revenues for the full year 2017 to be in the range of $226.8 million to $228.3 million, up from the previous guidance range of $225 million to $228 million. Expected growth over the full year 2016 is 15% or estimated 17% to 18% growth normalized for the impact of FX and the MSSP contract. GAAP net income per diluted share is now expected to be in the range of $1.02 to $1.06, up from the previous guidance range of $1.00 to $1.06. This assumes an effective income tax rate of (36%), up from the previous assumption of (55%). Non-GAAP net income per diluted share is now expected to be in the range of $0.87 to $0.91, up from the previous guidance range of $0.81 to $0.86. This assumes an effective non-GAAP income tax rate of 36%. Full year 2017 EPS estimates are now based on approximately 39.9 million weighted average diluted shares outstanding, up from the previous assumption of 39.6 million.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2017 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, August 2, 2017. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 48213309. The live webcast of Qualys’ earnings conference call, prepared remarks, and investor presentation can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 9,300 customers in more than 120 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline their security and compliance solutions and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications across on-premises, endpoints and elastic clouds. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, HP Enterprise, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2017, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the third quarter and full year 2017. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 5, 2017. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Estimated impact of the MSSP contract signed in February 2016 refers to the difference between the estimated revenue recognized under the new terms in the MSSP contract and the estimated revenue that would have been recognized without the MSSP contract, assuming an appropriate renewal rate. The percentage impact is the net benefit, only in the contract year in which it occurred. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non- GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income per diluted share for the three and six months ended June 30, 2016 excludes approximately $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income per diluted share because the Company has considered such amounts to be immaterial in any given quarter during such period.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the third quarter and full year 2017 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2017, respectively. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the corresponding non-GAAP net income per diluted share is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 36% in 2017 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$55,302	$48,466	$108,423	$94,714
Cost of revenues (1)	12,153	10,260	24,447	19,811

Gross profit	43,149	38,206	83,976	74,903
Operating expenses:
Research and development (1)	10,525	9,488	20,348	17,597
Sales and marketing (1)	15,383	14,728	31,397	28,895
General and administrative (1)	8,232	8,278	15,566	15,102

Total operating expenses	34,140	32,494	67,311	61,594

Income from operations	9,009	5,712	16,665	13,309
Other income (expense), net:
Interest expense	(1)	(1)	(3)	(14)
Interest income	541	290	1,022	540
Other expense, net	(180)	(249)	(206)	(318)

Total other income (expense), net	360	40	813	208

Income before income taxes	9,369	5,752	17,478	13,517
(Benefit from) provision for income taxes	2,167	2,214	(11,654)	5,196

Net income	$7,202	$3,538	$29,132	$8,321

Net income per share:
Basic	$0.19	$0.10	$0.79	$0.24

Diluted	$0.18	$0.09	$0.74	$0.22

Weighted average shares used in computing net income per share:
Basic	37,277	35,120	36,887	34,869

Diluted	39,535	38,143	39,207	37,988

(1) Includes stock-based compensation as follows:
Cost of revenues	$536	$423	$1,037	$802
Research and development	1,505	1,493	2,726	2,788
Sales and marketing	1,129	1,389	2,213	2,638
General and administrative	3,277	2,017	4,803	3,791

Total stock-based compensation	$6,447	$5,322	$10,779	$10,019

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$7,202	$3,538	$29,132	$8,321
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	(29)	80	(80)	273
Less: reclassification adjustment for net realized gain (loss) included in net income, net of tax	20	2	2	50

Net change	(9)	82	(78)	323

Other comprehensive income (loss), net	(9)	82	(78)	323

Comprehensive income	$7,193	$3,620	$29,054	$8,644

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$130,572	$86,737
Short-term investments	148,290	157,119
Accounts receivable, net	46,359	47,024
Prepaid expenses and other current assets	19,055	9,808

Total current assets	344,276	300,688
Long-term investments	45,003	45,725
Property and equipment, net	42,768	39,401
Deferred tax assets, net	35,622	16,590
Intangible assets, net	801	987
Goodwill	317	317
Restricted cash	1,200	1,200
Other noncurrent assets	1,959	2,096

Total assets	$471,946	$407,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,924	$2,051
Accrued liabilities	13,836	13,317
Deferred revenues, current	124,738	114,964

Total current liabilities	140,498	130,332
Deferred revenues, noncurrent	16,701	15,528
Other noncurrent liabilities	8,685	2,731

Total liabilities	165,884	148,591
Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	277,020	266,794
Accumulated other comprehensive loss	(235)	(156)
Retained earnings (accumulated deficit)	29,239	(8,261)

Total stockholders’ equity	306,062	258,413

Total liabilities and stockholders’ equity	$471,946	$407,004

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$29,132	$8,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,783	7,828
Bad debt expense	296	106
Loss on disposal of property and equipment	2	39
Stock-based compensation	10,779	10,019
Amortization of premiums and accretion of discounts on investments	850	390
Excess tax benefits from stock-based compensation	—	(3,713)
Deferred income taxes	(20,897)	(85)
Excess tax benefits included in deferred tax assets	8,368	—
Changes in operating assets and liabilities:
Accounts receivable	369	1,833
Prepaid expenses and other assets	(1,067)	(83)
Accounts payable	(206)	(2)
Accrued liabilities	109	4,886
Deferred revenues	10,947	4,237
Other noncurrent liabilities	477	685

Net cash provided by operating activities	48,942	34,461

Cash flows from investing activities:
Purchases of investments	(102,665)	(87,364)
Sales and maturities of investments	111,288	75,156
Purchases of property and equipment	(13,179)	(8,966)

Net cash used in investing activities	(4,556)	(21,174)

Cash flows from financing activities:
Proceeds from exercise of stock options	14,603	9,496
Excess tax benefits from stock-based compensation	—	3,713
Payments for taxes related to employee net share settlement of equity awards	(15,154)	—

Net cash (used in) provided by financing activities	(551)	13,209

Net increase in cash and cash equivalents	43,835	26,496
Cash and cash equivalents at beginning of period	86,737	91,698

Cash and cash equivalents at end of period	$130,572	$118,194

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$7,202	$3,538	$29,132	$8,321
Depreciation and amortization of property and equipment	4,854	3,885	9,564	7,609
Amortization of intangible assets	109	109	219	219
Interest expense	1	1	3	14
(Benefit from) Provision for income taxes	2,167	2,214	(11,654)	5,196

EBITDA	14,333	9,747	27,264	21,359
Stock-based compensation	6,447	5,322	10,779	10,019
Other (income) expense, net	(361)	(41)	(816)	(222)
One-time tax related expense	—	716	—	716

Adjusted EBITDA	$20,419	$15,744	$37,227	$31,872

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Cost of revenues	$12,153	$10,260	$24,447	$19,811
Less: Stock-based compensation	(536)	(423)	(1,037)	(802)

Non-GAAP Cost of revenues	$11,617	$9,837	$23,410	$19,009

GAAP Gross profit	$43,149	$38,206	$83,976	$74,903
Plus: Stock-based compensation	536	423	1,037	802

Non-GAAP Gross profit	$43,685	$38,629	$85,013	$75,705

GAAP Research and development	$10,525	$9,488	$20,348	$17,597
Less: Stock-based compensation	(1,505)	(1,493)	(2,726)	(2,788)

Non-GAAP Research and development	$9,020	$7,995	$17,622	$14,809

GAAP Sales and marketing	$15,383	$14,728	$31,397	$28,895
Less: Stock-based compensation	(1,129)	(1,389)	(2,213)	(2,638)

Non-GAAP Sales and marketing	$14,254	$13,339	$29,184	$26,257

GAAP General and administrative	$8,232	$8,278	$15,566	$15,102
Less: Stock-based compensation	(3,277)	(2,017)	(4,803)	(3,791)
Less: One-time tax related expense	—	(716)	—	(716)

Non-GAAP General and administrative	$4,955	$5,545	$10,763	$10,595

GAAP Operating expenses	$34,140	$32,494	$67,311	$61,594
Less: Stock-based compensation	$(5,911)	$(4,899)	$(9,742)	$(9,217)
Less: One-time tax related expense	—	(716)	—	(716)

Non-GAAP Operating expenses	$28,229	$26,879	$57,569	$51,661

GAAP Income from operations	$9,009	$5,712	$16,665	$13,309
Plus: Stock-based compensation	6,447	5,322	10,779	10,019
Plus: One-time tax related expense	—	716	—	716

Non-GAAP Income from operations	$15,456	$11,750	$27,444	$24,044

GAAP Net income	$7,202	$3,538	$29,132	$8,321
Plus: Stock-based compensation	6,447	5,322	10,779	10,019
Plus: One-time tax related expense	—	716	—	716
Less: Tax adjustment	(3,527)	(2,030)	(21,827)	(3,535)

Non-GAAP Net income	$10,122	$7,546	$18,084	$15,521

Non-GAAP Net income per share:
Basic	$0.27	$0.21	$0.49	$0.45

Diluted	$0.26	$0.20	$0.46	$0.41

Weighted average shares used in computing non-GAAP net income per share:
Basic	37,277	35,120	36,887	34,869

Diluted	39,535	38,143	39,207	37,988

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2017	2016
GAAP Cash flows provided by operating activities	$48,942	$34,461
Less:
Purchases of property and equipment	(13,179)	(8,966)

Non-GAAP Free cash flows	$35,763	$25,495

Qualys, Inc.

RECONCILIATION OF U.S. GAAP REVENUE GROWTH AND CURRENT DEFERRED REVENUE

GROWTH TO NORMALIZED GROWTH

(Unaudited)

(in thousands)

Reconciliation of U.S. GAAP Revenue Growth to Normalized Growth

	Three Months Ended June 30,
	2017	2016
Revenues	$55,302	$48,466
Y/Y Revenue Change as Reported Under U.S. GAAP	14.1%	21.5%
Plus: Impact of MSSP Contract Signed in Feb 2016	2.1%	(2.8)%
Plus: Foreign Exchange Impact	1.4%	1.6%

Normalized Revenue Growth	17.6%	20.4%

	Three Months Ended September 30, 2017		Year Ended December 31, 2017
Revenue Guidance Range	$58,200	$58,900	$226,800	$228,300
Y/Y Revenue Change as Reported Under U.S. GAAP	14.1%	15.5%	14.6%	15.3%
Plus: Estimated Impact of MSSP Contract Signed in Feb 2016	1.5%	1.5%	1.6%	1.6%
Plus: Estimated Foreign Exchange Impact	1.1%	1.1%	1.1%	1.1%

Estimated Normalized Revenue Growth	16.8%	18.2%	17.3%	18.1%

Reconciliation of U.S. GAAP Current Deferred Revenue Growth to Normalized Growth

As of June 30, 2017
Current Deferred Revenue	$124,738
Y/Y Current Deferred Revenue Change as Reported Under U.S. GAAP	20.2%
Plus: Foreign Exchange Impact	1.3%

Normalized Current Deferred Revenue Growth	21.6%